UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 1, 2023, RespireRx Pharmaceuticals Inc. (the “Company”) announced that its wholly-owned Australia subsidiary, ResolutionRx Ltd. (“ResolutionRx) entered into a Letter of Intent (“LOI”) and a Term Sheet (“Term Sheet”) on January 27, 2023 with Radium Capital (“Radium”) to finance in advance, the anticipated Australia government sponsored Research and Development Tax Incentive in a series of transactions which in the United States may be considered to be analogous to a line of credit which would be collateralized by the tax refund.

The press release dated February 1, 2023 announcing the entry into the LOI and the Term Sheet, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the ResolutionRx and Radium LOI is attached as Exhibit 99.2 to this Current Report on Form 8-K and details the basic financial terms of the financing and provides a summary of the Australian Research and Development Tax Incentive as well as a description of Radium and ResolutionRx.

A copy of the Resolution and Radium Term Sheet is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Press Release dated February 1, 2023
99.2*	Letter of Intent dated January 27, 2023 by ResolutionRx Ltd. and Radium Capital
99.3*	Term Sheet dated January 27, 2023 by ResolutionRx Ltd. and Radium Capital
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer